Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-113841) of Millennium Chemicals Inc. of our report dated March 8, 2004, except for the impact of the restatements in Notes 19 and 20, as to which dates are August 6, 2004 and February 14, 2005, respectively, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

February 14, 2005